UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 16, 2008


                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


          NEW YORK                                                13-3238402
(State or other jurisdiction of                               (I.R.S.  Employer
 incorporation or organization)                              Identification No.)


                               810 SEVENTH AVENUE
                               NEW YORK, NEW YORK                    10019
                    (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code: 212-739-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):



[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  OTHER EVENTS.

TENDER OFFER

On April 16, 2008, Comverse Technology, Inc. (the "Company") issued a press release announcing that it is commencing a cash tender offer (the "Offer") for all holders of its outstanding Zero Yield Puttable Securities (ZYPS SM) Due May 15, 2023 (CUSIP No. 205862AK1 and 205862AL9) (the "Old ZYPS") and New Zero Yield Puttable Securities (ZYPS SM) due May 15, 2023 (CUSIP No. 205862AM7) (the "New ZYPS" and collectively with the Old ZYPS, the "ZYPS"), upon the terms and conditions set forth in the Offer to Purchase and related Letter of Transmittal, each dated April 16, 2008.

Under the indentures governing the ZYPS, each holder of ZYPS has the right to require the Company to repurchase for cash such holder's ZYPS. Accordingly, the Company is offering to purchase any and all of its outstanding ZYPS at a purchase price of $1,000 in cash for each $1,000 principal amount of ZYPS tendered. The Offer is scheduled to expire at 5:00 p.m., New York City time, on May 15, 2008, unless extended by the Company.

A copy of the press release is attached to this Current Report on Form 8-K as
Exhibit 99.1 and is incorporated herein by reference.

ULTICOM, INC.

Ulticom, Inc. ("Ulticom"), a majority owned subsidiary of the Company, is in the process of considering a sale of its business by merger or otherwise to unaffiliated third parties and has retained an investment banking firm, Jefferies & Company, Inc. There can be no assurance that any proposal received will be acceptable to Ulticom's Board of Directors or will ultimately result in any transaction.

This Current Report on Form 8-K contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that any forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could affect the Company include: the results of the investigation of the Special Committee, of the Board of Directors concluded on January 28, 2008, of matters relating to the Company's stock option grant practices and other accounting matters; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such investigation or as result of the Company's VSOE evaluation; the Company's inability to file reports with the Securities and Exchange Commission; the effects of the delisting of the Company's Common Stock from NASDAQ and the quotation of the Company's Common Stock in the "Pink Sheets," including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; risks relating to the Company's ability to relist its Common Stock on NASDAQ; risks relating to alleged defaults under the Company's ZYPS indentures, including acceleration of repayment; risks of litigation (including the pending securities class action and derivative lawsuits and any potential civil injunctive action by the Securities and Exchange Commission) and of governmental investigations or proceedings arising out of or related to the Company's stock option practices or any other accounting irregularities or any restatement of the financial statements of the Company, including the direct and indirect costs of such investigations and restatement; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending

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allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, investments in auction rate securities, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; the risk of declines in information technology spending; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel. The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   EXHIBITS.

      EXHIBIT NO.  DESCRIPTION
          99.1 Press Release issued by Comverse Technology, Inc. dated April 16, 2008.























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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      COMVERSE TECHNOLOGY, INC.


                                       By:    /s/  Cynthia Shereda
                                           -------------------------------------
                                       Name:  Cynthia Shereda
                                       Title: Executive Vice President and
                                              General Counsel


April 17, 2008




















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                                  EXHIBIT INDEX



      EXHIBIT NO.      DESCRIPTION

          99.1 Press Release issued by Comverse Technology, Inc. dated April 16, 2008.






















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